CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







     We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 16, 2000 relating to the financial statements of Paradigm Medical Industries, Inc., and to the reference to our Firm under the caption "experts" in the Prospectus.

                                        Tanner + Co.


























Salt Lake City, Utah
November 28, 2000